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                                                                   EXHIBIT 10.21

CAREER EDUCATION
C O R P O R A T I O N
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                                                                       Suite 790
                                                          2800 West Higgins Road
                                                       Hoffman Estates, IL 60195
                                                             Tel: (847) 781-3600
                                                             Fax: (847) 781-3610

                       FORM OF MANAGEMENT FEE AGREEMENT
                       --------------------------------

This agreement is made as of ________ ____, 19___, by and between Career Education Corporation ("CEC") and _______________ ("____") (this "Agreement").


                                   WITNESSETH
                                   ----------

WHEREAS, CEC is a management holding corporation which through its subsidiaries provides post secondary educational opportunities; and

WHEREAS, CEC through its subsidiaries, including but not limited to ___________, operates several post secondary proprietary schools; and

WHEREAS, _____________ is in need of the expertise and financial capabilities of CEC in order to obtain and follow the standards and methods with respect to marketing, accreditation, curriculum, financing, management information systems and other services described below; and

WHEREAS, CEC is prepared to assist the local management of _____________ to meet such standards and methods with respect to academics, financing, organization, accreditation and other services.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the mutual covenants and agreement set forth below, the parties hereto agree as follows:

1.  SERVICES

     In consideration of payment by _____________ to CEC, CEC hereby agrees to provide to ___________ the following services (hereinafter referred to as the "Services"):

          (a)  SYSTEMS AND PROCEDURES

               CEC shall issue the standard systems and procedures for ____________ with respect to accounting, management information systems, financial aid, academics, regulatory agencies, marketing, finance and administration, and CEC hereby assures ____________ that these standards shall be available for use by ____________ at the time of execution of this Agreement, and CEC agrees further that CEC shall
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          provide additional assistance in explaining and establishing such standards, if so requested in writing by ____________. _____________ shall be responsible for all equipment and maintenance costs associated with the systems selected by CEC.

          (b)  MANAGEMENT CONSULTING

               CEC shall provide consulting services to _____________, which consulting services may include services with respect to organizational structure, work procedures, work relationships, marketing, academics, financial aid and assignment of staff to _____________. In particular, CEC shall perform the following services upon the request of ______________: (i) suggest methods to collect delinquent accounts receivable; (ii) review and recommend compensation along with review of non-government employee benefits;
          (iii) design and recommend lending and other financial programs to assist financial aid; (iv) perform evaluations of facilities, curriculum and staffing levels; and (v) analyze capital expenditure proposals, review annual budgets and perform other financial evaluations and services.

          (c)  INFORMATION SERVICES, FINANCING AND ACCOUNTING

               CEC shall assist in solving special problems encountered by ____________ with respect to local accounting or management rules.
          CEC will provide and manage all banking and financing requirements for _____________. CEC will also arrange for and coordinate all annual outside financial audits and assist __________ in the resolution of any audit findings from any outside auditor or regulatory agency.

          (d)  LEGAL ASSISTANCE

               CEC shall arrange for legal advice on matters of special concern to ___________ and/or of common concern to _____________ and other subsidiaries of CEC including, but not limited to, legal advice on matters relating to trade names, trademarks, patents, licensing authority, accreditation, and degree authority. CEC also may obtain referrals for _____________ for legal advice, and will apprise _____________ of the activities of local attorneys with respect to matters concerning _____________.

          (e)  TAX ADVICE

               CEC shall arrange for advice with regard to any local or state tax issues that may be encountered by ____________ as a consequence of being a subsidiary of CEC. CEC will consolidate all subsidiaries for federal tax purposes and will allocate tax expenses to _____________ and other subsidiaries based upon the TAX SHARING AGREEMENT dated January 1, 1996.
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          (f)  MARKET RESEARCH, MARKETING AND DISTRIBUTION

               CEC shall provide _____________ with results of its market research and marketing analyses. CEC also shall coordinate the purchasing of marketing materials used by _____________ and other subsidiaries of CEC.

          (g)  ADVERTISING

               CEC shall coordinate advertising on a local, regional and national basis, which coordination shall be for the purpose of (i) deriving savings through the sharing of certain base costs; and (ii) presenting a professionally prepared, uniform image of _____________, CEC and all other subsidiaries of CEC.

          (h)  INSURANCE

               CEC shall provide advice and assistance in obtaining insurance coverage at the lowest possible rates for the protection of the assets and earnings of ______________ and shall also coordinate the purchasing of employee and non-employee insurance coverage.


2.   BASIC FEE

     For the Services describe above, CEC will charge and _____________ hereby agrees to pay, at the times and in the manner described below, a service fee (hereinafter referred to as the "Basic Fee"). The amount of the Basic Fee payable by _____________ to CEC per year shall be based upon the actual total revenues of _____________ multiplied by x% ("Percentage Rate"), plus charges for any additional costs associated with such Services, including but not limited to, charges incurred by CEC for travel.

     The Percentage Rate may be increased or decreased by CEC from time to time during the term, however, the Percentage Rate once established will not change during a fiscal year.

     With respect to Services rendered during the time between the date hereof and ____________(the "Initial Period"), the basic fee will be invoiced monthly, one month in arrears. Each invoice will be payable by _____________ to CEC with terms of net 30 days.

3.   TERM

     The maximum term of this Agreement will be for 15 years. The Initial Period will be _______________, through _________________. After the Initial Period, this Agreement will be extended automatically for two year periods beginning ____________ through _____________. This Agreement may be terminated with the mutual agreement of both parties. In the case of termination, _____________ will be liable for all charges for Services provided by CEC to
_____________ through the effective date of termination.
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4.   REVIEWS

     As an additional service, CEC hereby agrees to review for effectiveness, on a monthly basis, all of the operations performed by _____________, and ____________ hereby agrees, in order to aid CEC in such reviews, to complete, in a timely manner, the weekly Flash Reports, the monthly financial statements, forecasting reports and other required reports.

5.   STANDARD OF CARE: WAIVER OF CLAIMS AGAINST CEC

          (a) In performing the Services under this agreement, CEC at all times shall act in good faith and in a manner which it believes to be in or not opposed to the best interests of _____________.

          (b) Notwithstanding anything to the contrary contained in this Agreement or provided by law, to the maximum extent permitted by law, ____________ hereby unconditionally and irrevocably waives all claims and causes of action against CEC (and its shareholders, officers, directors and employees), of every kind and character, including claims and causes of action for loss of or injury to business and property, caused by or deriving from any act or omission of CEC (or its shareholders, officers, directors and employees) under this Agreement, including acts and omissions constituting negligence or gross negligence, except for such acts or omissions of CEC made or omitted in bad faith.

6.   NO THIRD PARTY BENEFITS

     Nothing contained in this Agreement, express or implied, shall grant to or confer upon any person or entity other than the parties hereto any rights or remedies.

7.   SUCCESSORS AND ASSIGNS

     Subject to the availability of personnel of CEC, the rights and obligations of the parties hereto under this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns. CEC hereby expressly reserves the right to assign or delegate to any third party its rights or obligations hereunder, which assignment or delegation may be effected without notice to ______________; provided, however, that if CEC assigns to a third party its rights to receive payments of the Basic Fee as described in Paragraph 2 above, then CEC shall notify _______________ of such assignment sufficiently prior thereto, and shall provide ___________ opportunity to make payments of such Basic Fee in a timely manner.

8.   ENTIRE AGREEMENT

     This Agreement contains the entire understanding of the parties thereto with respect to the subject matter hereto.
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AGREED:

     IN WITNESS WHEREOF, CEC and _____________ have caused this Agreement to be executed by their duly authorized officers, all on the ________________.


                                    CAREER EDUCATION CORPORATION


                                    By: ______________________________


                                    Its: _____________________________


                                      ______________


                                    By: ______________________________


                                    Its: _____________________________